Exhibit 99.1

Aerosonic Reports Second Quarter Results

CLEARWATER, Fla. – September 10, 2012 – Aerosonic Corporation (NYSE Amex: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced that today it filed its Quarterly Report on Form 10-Q for the three and six months ended July 27, 2012 and July 29, 2011, respectively, with the United States Securities and Exchange Commission.

	Three Months Ended		Six Months Ended
	(Unaudited)		(Unaudited)
	July 27, 2012	July 29, 2011	July 27, 2012	July 29, 2011

Sales, net	$7,472,000	$6,421,000	$14,833,000	$13,130,000
Operating (loss) income	$(161,000)	$(221,000)	$560,000	$(603,000)
Net (loss) income	$(138,000)	$(167,000)	$276,000	$(484,000)
Basic (loss) earnings per share	$(0.04)	$(0.04)	$0.07	$(0.13)
Diluted (loss) earnings per share	$(0.04)	$(0.04)	$0.07	$(0.13)

Net sales for the second quarter of fiscal year 2013 increased $1,051,000, or 16.4%, to $7,472,000 when compared to $6,421,000 for the second quarter of fiscal year 2012. During the second quarter of fiscal year 2013, the net sales increased from the prior year on sales of mechanical products, sensors, and repairs, partially offset by decreased sales of development services, while sales of spares were comparable. Net sales for the six months ended July 27, 2012 increased $1,703,000, or 13.0%, to $14,833,000 when compared to $13,130,000 for the six months ended July 29, 2011. During the first six months of fiscal year 2013, the net sales increased from the first six months of the prior fiscal year across all product groups including mechanical products, sensors, spares, repairs, and development services. Our net sales continue to be impacted by the ongoing recession in the business jet and general aviation markets.

For the quarter ended July 27, 2012, net loss was ($138,000) or ($0.04) basic and diluted loss per share, versus net loss of ($167,000), or ($0.04) basic and diluted loss per share for the quarter ended July 29, 2011. For the six months ended July 27, 2012, net income was $276,000 or $0.07 basic and diluted earnings per share, versus a net loss of ($484,000), or ($0.13) basic and diluted loss per share for the six months ended July 29, 2011.

“As scheduled, our investment in the new OASIS™ display system accelerated this quarter and was the primary reason for the net loss reported in the second quarter. The OASIS™ development project continued to move along as planned and in line with performance, cost, and schedule objectives. Our overall business indicators also continued to move positively, with revenue and gross margins for the quarter and fiscal year to date significantly improved over last year,” noted Doug Hillman, President and CEO. “This is an exciting time for the company, as we have begun deploying OASIS™ prototypes to our potential launch customers, and anticipate receiving FAA certification early next year.”

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results involve significant risks and uncertainties that may cause results to differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, the failure to reach revenue or profit projections and the development of new products that might not be successful. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.